UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2008

VeraSun Energy Corporation

(Exact name of registrant as specified in its charter)

South Dakota	001-32913	20-3430241
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 N. Minnesota Ave.

Sioux Falls, South Dakota 57104

(Address of principal executive offices) (Zip Code)

(605) 978-7000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 12, 2008, VeraSun Energy Corporation (the “Company”) filed a notification of late filing on Form 12b-25 with regard to its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008. A copy of the notification is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2008, Bryan D. Meier, the Company’s Vice President, Finance and Chief Accounting Officer and, as such, the Company’s principal accounting officer, assumed additional responsibilities as the Company’s principal financial officer, and Danny C. Herron was terminated as the Company’s President and Chief Financial Officer. Mr. Meier, 47, joined the Company in the summer of 2007 as Vice President and Controller with more than 20 years of financial executive experience with publicly-traded companies. He assumed the role of Chief Accounting Officer in March 2008. Prior to his employment with the Company, Mr. Meier spent six years as the Vice President, Corporate Controller with Viasystems Group, Inc., a global manufacturer of printed circuit boards and electro mechanical service provider. He was a member of the senior management team and responsible for global finance and all aspects of that company’s finance and accounting procedures.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Notification of Late Filing of Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERASUN ENERGY CORPORATION

Date: November 14, 2008	By:	/s/ Bryan D. Meier
Bryan D. Meier
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notification of Late Filing of Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2008